As filed with the Securities and Exchange Commission on December 19, 2017

Registration No. 333-221783

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

To

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aptose Biosciences Inc.

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s name into English)

Canada	2836	98-1136802
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5955 Airport Road, Suite 228

Mississauga, Ontario L4V 1R9

Canada

(647) 479-9828

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Aptose Biosciences U.S. Inc.

12270 High Bluff Drive, Suite 120

San Diego, California

92130

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Daniel M. Miller

Dorsey & Whitney LLP

Suite 1070, 1095 West Pender Street

Vancouver, British Columbia V6E 2M6

Canada

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee(3)
Common shares, no par value	6,041,567	$2.05	$12,385,213	$1,542

(1)	Represents 500,000 common shares currently outstanding and up to 5,541,567 common shares that are issuable pursuant to a common shares purchase agreement with the selling shareholder named herein. Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional common shares that may become issuable to prevent dilution from stock splits, stock dividends and similar transactions.
(2)	Pursuant to Rule 457(c) under the Securities Act of 1933, calculated on the basis of the average of the high and low prices per share of the registrant’s common shares as reported on the Nasdaq Capital Market on November 22, 2017.
(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the United States Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No.1 to the Registration Statement on Form F-1 of Aptose Biosciences Inc. (File No. 333-221783) is being filed solely for the purpose of filing or incorporating by reference Exhibits 5.1, 21.1 and 23.2 to such Registration Statement and reflecting such filings in Item 8 of such Registration Statement and in the Exhibit Index thereto. No change is being made to the prospectus constituting Part I of such Registration Statement or Items 6, 7 or 9 of Part II of such Registration Statement. Accordingly, Part I and Items 6, 7 and 9 of Part II have not been included herein.

2

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.	Exhibits and Financial Statement Schedules

Exhibit Number	Description

3.1	Articles of Incorporation, Arrangement and Amendment (incorporated herein by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 6-K filed with the SEC on June 12, 2015)

3.2	By-law #2 of the Company (incorporated herein by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 6-K filed with the SEC on June 12, 2015)

4.1	Indemnification Agreement dated July 10, 2007 between Old Lorus and the Company (incorporated herein by reference to Exhibit 99.10 to the Registrant’s Current Report on Form 6-K filed with the SEC on September 4, 2007)

4.2	Form of Promissory note and Warrant issued June 19, 2013 (incorporated herein by reference to Exhibit 2.25 to the Registrant’s Annual Report on Form 20-F filed with the SEC on May 16, 2014)

4.3	Form of Convertible Promissory note issued September 26, 2013 (incorporated herein by reference to Exhibit 2.26 to the Registrant’s Annual Report on Form 20-F filed with the SEC on May 16, 2014)

5.1**	Opinion of McCarthy Tétrault LLP regarding validity of the securities offered

10.1	Underwriting Agreement dated November 22, 2013 in connection with the December 2013 public offering (incorporated herein by reference to Exhibit 2.27 to the Registrant’s Annual Report on Form 20-F filed with the SEC on May 16, 2014)

10.2	Underwriting Agreement dated March 27, 2014 in connection with the April 2014 public offering (incorporated herein by reference to Exhibit 2.28 to the Registrant’s Annual Report on Form 20-F filed with the SEC on May 16, 2014)

10.3	Share Option Plan as amended May 5, 2015 (incorporated herein by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 6-K filed with the SEC on June 12, 2015)

10.4	Stock Incentive Plan as adopted May 5, 2015 (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 6-K filed with the SEC on June 12, 2015)

10.5	Form of Officer and Director Indemnity Agreement (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 20-F filed with the SEC on November 21, 2006)

10.6	Intentionally omitted

10.7	Executive Employment Agreement between the Company and Dr. William G. Rice, dated October 25, 2013(incorporated herein by reference to Exhibit 4.9 to the Registrant’s Annual Report on Form 20-F filed with the SEC on May 16, 2014)

10.8	Amendment to the Employment agreement between the Company and Dr. William G. Rice dated August 19, 2014. (incorporated herein by reference to Exhibit 4.9A to the Registrant’s Annual Report on Form 20-F filed with the SEC on March 4, 2015)

10.9	Executive Employment Agreement between the Company and Gregory K. Chow, dated November 29, 2013 (incorporated herein by reference to Exhibit 4.9.1 to the Registrant’s Annual Report on Form 20-F filed with the SEC on May 16, 2014)

10.10	Executive Employment Agreement between the Company and Avanish Vellanki, dated November 29, 2013 (incorporated herein by reference to Exhibit 4.9.2 to the Registrant’s Annual Report on Form 20-F filed with the SEC on May 16, 2014)

10.11	Sales Agreement between the Company and Cowen and Company, LLC, dated April 2, 2015 (incorporated herein by reference to Exhibit 1.1 to the Registrant’s Current Report on Form 6-K filed with the SEC on April 6, 2015)

10.12	Option and License agreement and related amendments between the Company and CrystalGenomics, Inc., dated March 19, May 13, May 19 and June 1, 2016 (incorporated herein by reference to Exhibit 1.1 to the Registrant’s Current Report on Form 6-K filed with the SEC on June 8, 2016)

10.13	Common Shares Purchase Agreement between the Company and Aspire Capital Fund, LLC, dated October 27, 2017 (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 6-K filed with the SEC on October 30, 2017)

10.14	Registration Rights Agreement between the Company and Aspire Capital Fund, LLC, dated October 27, 2017 (incorporated herein by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 6-K filed with the SEC on October 30, 2017)

21.1	List of subsidiaries (incorporated herein by reference to Exhibit 8.1 to the Registrant’s Annual Report on Form 20-F filed with the SEC on March 30, 2017)

23.1*	Consent of KPMG LLP

23.2**	Consent of McCarthy Tétrault LLP (included in Exhibit 5.1)

*	Previously filed.
**	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 19, 2017.

APTOSE BIOSCIENCES INC.

By:	/s/ William G. Rice
	Name:	William G. Rice, Ph.D.
	Title:	Chairman and Chief Executive Officer

By:	/s/ Gregory K. Chow
	Name:	Gregory K. Chow
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on December 19, 2017:

NAME	TITLE

/s/ William G. Rice Dr. William G. Rice	Chief Executive Officer and Director (principal executive officer)

/s/ Gregory K. Chow Gregory K. Chow	Chief Financial Officer (principal financial officer and principal accounting officer)

* Dr. Denis Burger	Director

* Dr. Erich Platzer	Director

* Dr. Brad Thompson	Director

* Dr. Mark Vincent	Director

* Warren Whitehead	Director

*By:	/s/ Gregory K. Chow
Gregory K. Chow Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Aptose Biosciences Inc. in the United States, on December 19, 2017.

WILLIAM G. RICE, PH.D.

By:	/s/ William G. Rice
	Name:	William G. Rice, Ph.D.
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Incorporation, Arrangement and Amendment (incorporated herein by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 6-K filed with the SEC on June 12, 2015)

3.2	By-law #2 of the Company (incorporated herein by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 6-K filed with the SEC on June 12, 2015)

4.1	Indemnification Agreement dated July 10, 2007 between Old Lorus and the Company (incorporated herein by reference to Exhibit 99.10 to the Registrant’s Current Report on Form 6-K filed with the SEC on September 4, 2007)

4.2	Form of Promissory note and Warrant issued June 19, 2013 (incorporated herein by reference to Exhibit 2.25 to the Registrant’s Annual Report on Form 20-F filed with the SEC on May 16, 2014)

4.3	Form of Convertible Promissory note issued September 26, 2013 (incorporated herein by reference to Exhibit 2.26 to the Registrant’s Annual Report on Form 20-F filed with the SEC on May 16, 2014)

5.1**	Opinion of McCarthy Tétrault LLP regarding validity of the securities offered

10.1	Underwriting Agreement dated November 22, 2013 in connection with the December 2013 public offering (incorporated herein by reference to Exhibit 2.27 to the Registrant’s Annual Report on Form 20-F filed with the SEC on May 16, 2014)

10.2	Underwriting Agreement dated March 27, 2014 in connection with the April 2014 public offering (incorporated herein by reference to Exhibit 2.28 to the Registrant’s Annual Report on Form 20-F filed with the SEC on May 16, 2014)

10.3	Share Option Plan as amended May 5, 2015 (incorporated herein by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 6-K filed with the SEC on June 12, 2015)

10.4	Stock Incentive Plan as adopted May 5, 2015 (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 6-K filed with the SEC on June 12, 2015)

10.5	Form of Officer and Director Indemnity Agreement (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 20-F filed with the SEC on November 21, 2006)

10.6	Intentionally omitted

10.7	Executive Employment Agreement between the Company and Dr. William G. Rice, dated October 25, 2013(incorporated herein by reference to Exhibit 4.9 to the Registrant’s Annual Report on Form 20-F filed with the SEC on May 16, 2014)

10.8	Amendment to the Employment agreement between the Company and Dr. William G. Rice dated August 19, 2014. (incorporated herein by reference to Exhibit 4.9A to the Registrant’s Annual Report on Form 20-F filed with the SEC on March 4, 2015)

10.9	Executive Employment Agreement between the Company and Gregory K. Chow, dated November 29, 2013 (incorporated herein by reference to Exhibit 4.9.1 to the Registrant’s Annual Report on Form 20-F filed with the SEC on May 16, 2014)

10.10	Executive Employment Agreement between the Company and Avanish Vellanki, dated November 29, 2013 (incorporated herein by reference to Exhibit 4.9.2 to the Registrant’s Annual Report on Form 20-F filed with the SEC on May 16, 2014)

10.11	Sales Agreement between the Company and Cowen and Company, LLC, dated April 2, 2015 (incorporated herein by reference to Exhibit 1.1 to the Registrant’s Current Report on Form 6-K filed with the SEC on April 6, 2015)

10.12	Option and License agreement and related amendments between the Company and CrystalGenomics, Inc., dated March 19, May 13, May 19 and June 1, 2016 (incorporated herein by reference to Exhibit 1.1 to the Registrant’s Current Report on Form 6-K filed with the SEC on June 8, 2016)

10.13	Common Shares Purchase Agreement between the Company and Aspire Capital Fund, LLC, dated October 27, 2017 (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 6-K filed with the SEC on October 30, 2017)

10.14	Registration Rights Agreement between the Company and Aspire Capital Fund, LLC, dated October 27, 2017 (incorporated herein by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 6-K filed with the SEC on October 30, 2017)

21.1	List of subsidiaries (incorporated herein by reference to Exhibit 8.1 to the Registrant’s Annual Report on Form 20-F filed with the SEC on March 30, 2017)

23.1*	Consent of KPMG LLP

23.2**	Consent of McCarthy Tétrault LLP (included in Exhibit 5.1)

*	Previously filed.
**	Filed herewith